UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 4, 2013

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fourth Floor, Connaught House,

One Burlington Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 4, 2013, Jazz Pharmaceuticals plc (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and the selling shareholders named in Schedule 2 thereto, pursuant to which the selling shareholders agreed to sell to the underwriter 5,375,000 ordinary shares of the Company, nominal value $0.0001 (the “Shares”), resulting in aggregate gross proceeds to the selling shareholders of approximately $314.4 million, before deducting underwriting discounts and commissions and other offering expenses payable by the selling shareholders. The price to the public in the offering is $58.50 per share and the underwriter has agreed to purchase the Shares from the selling shareholders pursuant to the Underwriting Agreement at a price of $58.28 per share. The offering is expected to close on or about March 8, 2013, subject to customary closing conditions. The Company will not receive any proceeds from the sale of the Shares by the selling shareholders in the offering, and its total number of ordinary shares outstanding will not change as a result of the offering.

The Company and the selling shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make because of any of those liabilities. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement.

The offering was registered under an effective Registration Statement on Form S-3 (Registration No. 333-179080) and a related prospectus supplement, each filed with the Securities and Exchange Commission. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of A&L Goodbody, Dublin, Ireland, relating to the legality of the Shares in the offering is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 4, 2013, by and among Jazz Pharmaceuticals plc, Barclays Capital Inc. and the selling shareholders named therein.

5.1	Opinion of A&L Goodbody.

23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the public offering of ordinary shares of the Company. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering. Additional risks and uncertainties relating to the public offering, the Company and its business can be found under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including in its Annual Report on Form 10-K for the year ended December 31, 2012. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Suzanne Sawochka Hooper
Name: Suzanne Sawochka Hooper
Title: Executive Vice President and General Counsel

Date: March 6, 2013

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 4, 2013, by and among Jazz Pharmaceuticals plc, Barclays Capital Inc. and the selling shareholders named therein.

5.1	Opinion of A&L Goodbody.

23.1	Consent of A&L Goodbody (included in Exhibit 5.1).